As filed with the Securities and Exchange Commission on February 25, 2025

Registration No. 333-_____

United States
Securities and Exchange Commission
Washington, D.C. 20549
__________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

SOLAREDGE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5338862 (I.R.S Employer Identification Number)
1 HaMada Street Herziliya, Israel (Address of Principal Executive Offices)	4673335 (Zip Code)
SolarEdge Technologies, Inc. 2015 Global Incentive Plan SolarEdge Technologies, Inc. 2015 Employee Stock Purchase Plan (Full title of the plan)
Ariel Porat Chief Financial Officer 1 Hamada Street, Herziliya Pituach, Israel (Name and address of agent for service) 972 (9) 957-6620 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is being filed by SolarEdge Technologies, Inc. (the “Registrant”) to register (i) an additional 13,648,950 shares of common stock, par value $0.0001 per share (“Common Stock”), issuable to eligible persons under the SolarEdge, Inc. 2015 Global Incentive Plan (the “2015 Plan”) and (ii) an additional 3,625,666 shares of Common Stock, issuable to eligible persons under the SolarEdge Technologies, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2015 (Registration No. 333-203193) and on February 22, 2022 (Registration No. 333-262891) which relate to the 2015 Plan and the ESPP are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel

The validity of the issuance of the shares of Common Stock will be passed on for the Company by Dalia Litay, Chief Legal Officer, who has received awards under the 2015 Plan and is eligible to participate in the ESPP.

Item 8. Exhibits

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation, incorporated by referenced to Exhibit 3.2 to Form 8-K filed with the Commission on June 2, 2023

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to Form 8-K filed with the Commission on December 1, 2022

4.3	Specimen Common Stock Certificate of the Registrant, incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Form S-1 filed with the Commission on March 11, 2015

5.1*	Legal Opinion

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Counsel (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature page to this Registration Statement)

99.1	SolarEdge Technologies, Inc. 2015 Global Incentive Plan, incorporated by reference to Exhibit 99.1 to Form S-8 filed with the Commission on April 2, 2015

99.2	SolarEdge Technologies, Inc. 2015 Employee Stock Purchase Plan, incorporated by reference to Exhibit 99.2 to Form S-8 filed with the Commission on April 2, 2015

107*	Calculation of Filing Fee Table

* Filed herewith.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hertzlyia, Country of Israel.

SolarEdge Technologies Inc.

/s/ Ariel Porat Ariel Porat	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2025

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Registrant do hereby constitute and appoint each of Yehoshua Nir, Ariel Porat, and Dalia Litay the lawful attorneys-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

/s/Shuki Nir Shuki Nir	Chief Executive Officer & Director (Principal Executive Officer)	February 25, 2025
/s/ Ariel Porat Ariel Porat	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2025
/s/Avery More Avery More	Chairman of the Board	February 25, 2025
/s/Guy Gecht Guy Gecht	Director	February 25, 2025
/s/Marcel Gani Marcel Gani	Director	February 25, 2025
/s/Dirk Hoke Dirk Hoke	Director	February 25, 2025
/s/Nadav Zafrir Nadav Zafrir	Director	February 25, 2025
/s/Dana Gross Dana Gross	Director	February 25, 2025
/s/Betsy Atkins Betsy Atkins	Director	February 25, 2025
/s/Gilad Almogy Gilad Almogy	Director	February 25, 2025
/s/Yoram Tietz Yoram Tietz	Director	February 25, 2025